UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2020

Date of Report (Date of earliest event reported)

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of principal executive offices)

(800) 557-4550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 4, 2020, the U.S. Gold Corp. (the “Company”) entered into employment agreements (each, an “Employment Agreement,” and, collectively, the “Employment Agreements”) with each of George Bee, Edward M. Karr and Eric Alexander (each an “Employee”). Each Employment Agreement sets forth, among other things, each Employee’s employment responsibilities, term of employment and base salary.

George Bee Employment Agreement. Pursuant to Mr. Bee’s Employment Agreement, he is entitled to a base salary of $300,000, less all applicable withholdings and deductions, for his service as President and Chief Executive Officer of the Company. In addition, Mr. Bee is eligible to earn an annual incentive bonus in an amount up to 100% of the base salary. The terms of the annual incentive bonus plan, including, without limitation, the criteria upon which Mr. Bee can earn the maximum bonus and the form of payment will be determined annually by Company’s Board of Directors (the “Board”). Mr. Bee is also eligible to participate in any Company employee benefit plans. Pursuant to his Employment Agreement, Mr. Bee will serve on the Board but will not receive any additional compensation for such service.

Ed Karr Employment Agreement. Pursuant to Mr. Karr’s Employment Agreement, he is entitled to a base salary of $250,000, less all applicable withholdings and deductions, for his service as Executive Chairman of the Company. In addition, Mr. Karr is eligible to earn an annual incentive bonus in an amount up to 100% of the base salary. The terms of the annual incentive bonus plan, including, without limitation, the criteria upon which Mr. Karr can earn the maximum bonus and the form of payment will be determined annually by Company’s Board. Mr. Karr is also eligible to participate in any Company employee benefit plans.

Eric Alexander Employment Agreement. Pursuant to Mr. Alexander’s Employment Agreement, he is entitled to a base salary of $216,000, less all applicable withholdings and deductions, for his service as Chief Financial Officer and Corporate Secretary of the Company. In addition, Mr. Alexander is eligible to earn an annual incentive bonus in an amount up to 100% of the base salary. The terms of the annual incentive bonus plan, including, without limitation, the criteria upon which Mr. Alexander can earn the maximum bonus and the form of payment will be determined annually by Company’s Board. Mr. Alexander is also eligible to participate in any Company employee benefit plans.

Pursuant to the terms of the Employment Agreements, the Company may terminate Employee’s employment at any time without Cause. Upon Employee’s termination of employment by the Company without Cause (as defined in the Employment Agreements) or Employee’s resignation for Good Reason (as defined in the Employment Agreements), outside of a Change in Control Period (as defined below), in addition to any expense reimbursements payable pursuant to the Company’s reimbursement policy (the “Accrued Obligations”), Employee shall be entitled to receive a lump-sum severance payment in an amount equal to the sum of Employee’s then in effect annual base salary and a portion of Employee’s target bonus, calculated at 100% of target performance completion of goals and objectives, prorated for the portion of the calendar year that has passed as of Employee’s last day of employment, in each case, less all applicable withholdings and deductions. Any unvested equity grants, any annual long-term incentive awards, or any other equity awards made during such Employee’s term of employment shall fully and immediately vest (and in the case of options become exercisable) as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

Under the Employment Agreements, upon Employee’s termination of employment by the Company without Cause or Employee’s resignation for Good Reason, in either case, within six (6) months prior to, upon, or within twelve (12) months following a Change in Control (“Change in Control Period”), Employee shall be entitled to receive the payments and benefits described in the above paragraph of the Employment Agreements, except that the amount of the lump-sum severance payment to be paid to Employee shall instead be equal to the sum of two times Employee’s then in effect annual Base Salary and 100% of Employee’s target annual bonus for the year in which the termination occurs. However, with respect to Mr. Bee only, in the event his termination of employment by the Company without Cause or his resignation for Good Reason occurs within the Change in Control Period and at the time of such termination his base salary is equal to or less than $500,000, the lump-sum severance payment payable shall instead be equal to the sum of three times his then in effect annual base salary and 100% of his target annual bonus for the year in which the termination occurs.

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In addition, each of the Employment Agreements contain customary provisions relating to confidentiality, non-solicitation, non-disparagement and non-competition.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to Mr. Bee’s Employment Agreement, Mr. Karr’s Employment Agreement and Mr. Alexander’s Employment Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and George Bee, dated December 4, 2020.
10.2	Employment Agreement between the Company and Edward Karr, dated December 4, 2020.
10.3	Employment Agreement between the Company and Eric Alexander, dated December 4, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020	U.S. GOLD CORP.

	By:	/s/ Edward M. Karr

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